SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 3, 2003
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25223	88-0326480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 334-9479

ITEM 5. OTHER EVENTS AND FD DISCLOSURE

On January 16, 2003, American International Industries, Inc. ("AMIN") entered into an amended settlement agreement and related agreements with Pitts & Spitts, Inc. ("PSPP") and its affiliated persons, including Paul Syracuse, Kimberly Syracuse, Vanderkam & Sanders and Royall & Fleschler, with respect to agreements previously executed on November 15, 2002. These agreements relate to AMIN's sale of Har-Whit/Pitts & Spitts Inc., a former AMIN subsidiary.

In connection with the sale of the subsidiary, AMIN was issued two notes in the amount of $1 million each. The notes were collateralized by security interest in the real estate, plant and equipment transferred in connection with the transaction as well as the personal guarantees of Paul and Kimberly Syracuse. In connection with the November amendment, and as additional consideration and security, Pitts & Spitts issued AMIN 10,500,000 shares of PSPP common stock, which shares are held in escrow. Further, Paul and Kimberly Syracuse deposited into escrow their convertible preferred stock of PSPP, which is convertible into fifty-one percent (51%) of all outstanding PSPP shares at all times. The escrow agreement states that upon AMIN receiving $2,150,000 in cash from the sale of 1,600,000 PSPP shares, which AMIN previously acquired or otherwise, from the sale of any of the 10,500,000 shares in escrow, the escrow agent may release all remaining collateral. Should there be any remaining shares in escrow after satisfying the obligations to AMIN, such remaining shares will be returned to PSPP and the preferred stock will be returned to Syracuse. The 10,500,000 shares in escrow have anti-dilution provisions and PSPP agreed not to register any shares on Form S-8 for a period of one hundred twenty days from November 15, 2002. Because of this restriction of PSPP not to use Form S-8 for the 120 day period, AMIN agreed that any sale by AMIN from its existing position of 1,600,000 PSPP shares, there shall be a per share credit of at least $.625 per share against the $2,150,000 obligation of PSPP to AMIN.

In the event AMIN does not realize and receive an aggregate of at least $2,150,000 the escrow agreement provides that AMIN shall receive from the escrow upon demand beginning November 15, 2003, the number of additional shares of PSPP common stock that results in AMIN receiving an aggregate of $2,150,000 in cash.

In addition, to the shares and preferred stock which collateralize the obligations of PSPP, Paul and Kimberly Syracuse have personally guaranteed the obligations to AMIN.

The agreements executed on January 16, 2003 provides that the two secured promissory notes of $1,000,000 each remain in full force and effect until such time that AMIN receives a total of $2,150,000 pursuant to the terms of the settlement and mutual release.

On January 24, 2003, a deed in lieu of foreclosure was signed by Paul Syracuse transferring the property located at 14221 Eastex Freeway, Houston, Harris County, Texas to AMIN, and as a result, the real property (a manufacturing facility and showroom) originally sold to Pitts & Spitts has been reacquired by AMIN. On February 3, 2003, AMIN received notification that the escrow agent, David Loev, resigned. Under the terms of the escrow, AMIN has instructed that the collateral held in escrow be immediately transferred to AMIN's designee.

AMIN was advised by a court appointed receiver that the receiver is in the process of collecting a judgement from Har-Whit/Pitts & Spitts Inc. and/or its related entities.

AMIN is presently reviewing the value of the collateral underlying the $2 million in secured notes and will reflect in its annual report on Form 10-KSB adjustments, if any, resulting the the transaction and subsequent agreements with PSPP and affiliated persons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, CEO, President and Chairman

Date: February 6, 2003